Exhibit 99.1

FINAL – APPROVED FOR RELEASE

Contact Information:

James Wheat	Nicole Noutsios
Rackable Systems, Inc.	Rackable Systems, Inc.
Chief Financial Officer	510-933-8088
510-933-8088	investorrelations@rackable.com

Rackable Systems Announces Second Quarter 2008 Financial Results

Reaffirms Full Fiscal Year 2008 Outlook

FREMONT, Calif., August 4, 2008 – Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the second quarter of fiscal year 2008 and reaffirmed full fiscal year 2008 outlook.

Total revenue for the second quarter of 2008 was $76.0 million, compared to $82.2 million in the second quarter of 2007. GAAP gross margin for the second quarter of 2008 was 9.2%, compared to (8.4%) in the second quarter of 2007. Non-GAAP gross margin for the second quarter of 2008 was 9.7%, compared to 17.5 % in the second quarter of 2007.

The Company’s gross margin was impacted by two independent factors – a single transaction and product shortages – which we expect to be limited to the second quarter. The Company won an important opportunity at lower pricing, which we believe will put us in an advantageous position for more profitable, long-term opportunities. In addition Rackable Systems experienced component shortages, which resulted in higher cost of goods sold.

GAAP net loss was ($0.95) per share for the second quarter of 2008, compared to GAAP net loss of ($1.42) per share in the second quarter of 2007. Non-GAAP net loss was ($0.12) per diluted share in the second quarter of 2008, compared to a net income of $0.02 in the second quarter of 2007.

Rackable Systems ended the second quarter of 2008 with $206.2 million of cash, cash equivalents and short and long-term investments compared to $198.1 million as of December 29, 2007.

“Our business outlook for the second half of 2008 is positive and we are reaffirming our 2008 annual guidance,” said Mark J. Barrenechea, President and Chief Executive Officer of Rackable Systems. “Our new XE series product is in the market, our industry focus is yielding results, and our core Internet market is expanding into cloud computing. We see these as favorable trends for the second half of 2008 and into 2009.”

Q2 2008 Business Highlights

•	The Company entered into an agreement with IBM to offer their BladeCenter servers integrated with its ICE Cube™ modular data centers.

•

Keeping a rapid pace of innovation, Rackable Systems introduced five new server solutions that double the compute density of its existing servers while significantly increasing efficiency. These extreme efficiency, high-density products are optimized for Internet, cloud computing and HPC environments.

•	Rackable Systems recently won an ICE Cube contract for the US Federal Government and booked its first business in Japan.

Business Outlook for Fiscal Year 2008

The Company reaffirmed its fiscal year 2008 annual outlook based on current business trends. Rackable Systems’ financial projections for FY 2008 are as follows:

•	Annual revenue is projected to be in the range of $353 to $374 million

•	Annual non-GAAP gross margin is projected to be in the range of 18% to 21%

•	Positive non-GAAP EPS for the full year 2008

•	Increase in year-over-year cash, cash equivalents and investments.

Conference Call Information

Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 and entering the confirmation code 8289401.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Rackable Systems’ projected financial results and business trends. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable

Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems’ financial performance for the year; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about these and other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ Form 10-K under the caption “Risk Factors”, in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2008, as updated by Rackable Systems’ subsequent filings with the SEC, all of which are available at the SEC’s Web site at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release exclude stock-based compensation expense and excess and obsolete inventory charges associated with next generation technology shift. Non-GAAP operating loss discussed in this press release excludes stock-based compensation, excess and obsolete inventory charges associated with next generation technology shift, severance costs associated with former executive management, amortization of patents and customer lists, impairment of long-lived assets, restructuring charges and, with respect to the acquisition of Terrascale, amortization of intangible assets and cash payment to former employee shareholders. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the Company’s financial performance, but the amortization of those intangibles is not. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ:RACK) is a leading provider of Eco-Logical(TM) servers and storage products for large-scale data center deployments. The Company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas exploration and high performance-computing customers worldwide.

Rackable Systems and Eco-Logical are trademarks or registered trademarks of Rackable Systems(R), Inc.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 28, 2008	December 29, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$190,778	$49,897
Short-term investments	6,668	148,215
Accounts receivable, net	51,487	49,957
Inventories	48,937	52,528
Deferred income taxes	254	499
Deferred cost of revenue	78	456
Prepaids and other current assets	13,078	19,000

Total current assets	311,280	320,552
PROPERTY AND EQUIPMENT—NET	6,705	8,285
LONG-TERM INVESTMENTS	8,729	—
INTANGIBLE ASSETS—NET	4,965	22,732
OTHER ASSETS	4,756	889

TOTAL	$336,435	$352,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$55,327	$47,780
Accrued expenses	13,479	16,382
Deferred revenue	4,958	5,190

Total current liabilities	73,764	69,352
DEFERRED INCOME TAXES	4,122	3,031
DEFERRED RENT	976	868
DEFERRED REVENUE	2,874	3,089

Total liabilities	81,736	76,340
STOCKHOLDERS’ EQUITY	254,699	276,118

TOTAL	$336,435	$352,458

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
REVENUE	$75,964	$82,238	$143,931	$154,262
COST OF REVENUE	68,976	89,172	119,220	152,171

GROSS PROFIT/(LOSS)	6,988	(6,934)	24,711	2,091

OPERATING EXPENSES:
Research and development	6,876	6,146	13,974	12,982
Sales and marketing	5,781	8,401	12,255	17,124
General and administrative	6,885	9,561	13,926	20,901
Impairment of long-lived assets	16,856	—	16,856	—
Restructuring charges	685	—	685	—

Total operating expenses	37,083	24,108	57,696	51,007

LOSS FROM OPERATIONS	(30,095)	(31,042)	(32,985)	(48,916)
OTHER INCOME — NET:	845	2,038	2,875	3,840

LOSS BEFORE INCOME TAX	(29,250)	(29,004)	(30,110)	(45,076)
INCOME TAX BENEFIT/(PROVISION)	1,319	(11,444)	1,414	(5,529)

NET LOSS	$(27,931)	$(40,448)	$(28,696)	$(50,605)

NET LOSS PER SHARE
Basic	($0.95)	($1.42)	($0.98)	($1.78)

Diluted	($0.95)	($1.42)	($0.98)	($1.78)

SHARES USED IN NET LOSS PER SHARE
Basic	29,419,092	28,564,459	29,429,237	28,392,714

Diluted	29,419,092	28,564,459	29,429,237	28,392,714

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Cost of revenue	$368	$743	$670	$1,412
Research and development	938	961	1,745	2,897
Sales and marketing	678	1,621	1,327	3,635
General and administrative	1,774	2,993	3,473	6,262

Total	$3,758	$6,318	$7,215	$14,206

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 28, 2008	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,696)	$(50,605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,588	3,163
Loss on disposal of property and equipment	63	—
Impairment on long-lived assets	16,856	188
Provision for doubtful accounts receivable, net	35	235
Deferred income taxes	(1,473)	12,121
Stock-based compensation	7,215	14,206
Changes in operating assets and liabilities:
Accounts receivable	(1,565)	64,911
Inventories	2,342	25,334
Prepaids and other assets	5,922	(2,852)
Accounts payable and other payables	7,426	(36,420)
Accrued expenses	(2,818)	(372)
Income taxes payable	21	415
Deferred cost of revenue	299	441
Deferred revenue	(446)	(387)

Net cash provided by operating activities	8,769	30,378

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(26,253)	(281,774)
Proceeds from sales and maturities of marketable securities	158,632	273,087
Terrascale acquisition, net of cash acquired	—	(330)
Purchases of property and equipment	(514)	(3,395)
Expenditures for intangibles	(35)	(9,100)

Net cash provided by (used in) investing activities	131,830	(21,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax benefit of stock options exercised	—	(430)
Repurchased restricted stock	(918)	—
Proceeds from issuance of common stock upon exercise of stock options	528	2,013
Proceeds from issuance of common stock upon ESPP purchase	677	1,065

Net cash provided by financing activities	287	2,648

Effect of exchange rate changes on cash and cash equivalents	(5)	(19)
NET INCREASE IN CASH AND CASH EQUIVALENTS	140,881	11,495
CASH AND CASH EQUIVALENTS—Beginning of period	49,897	30,446

CASH AND CASH EQUIVALENTS—End of period	$190,778	$41,941

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except percentage, share and per share amounts)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
GAAP GROSS PROFIT/(LOSS)	$6,988	$(6,934)	$24,711	$2,091
Add back:
Stock-based compensation	368	743	670	1,412
Excess and obsolete inventory charges associated with next-generation technology shifts	—	20,589	—	20,589

NON-GAAP GROSS PROFIT	$7,356	$14,398	$25,381	$24,092

GAAP GROSS MARGIN	9.2%	(8.4)%	17.2%	1.4%
Add back:
Stock-based compensation	0.5%	0.9%	0.4%	0.9%
Excess and obsolete inventory charges associated with next-generation technology shifts	—	25.0%	—	13.3%

NON-GAAP GROSS MARGIN	9.7%	17.5%	17.6%	15.6%

GAAP LOSS FROM OPERATIONS	$(30,095)	$(31,042)	$(32,985)	$(48,916)
Add back:
Stock-based compensation	3,758	6,318	7,215	14,206
Excess and obsolete inventory charges associated with next-generation technology shifts	—	20,589	—	20,589
Severance costs associated with executive management departures	—	781	—	781
Amortization of intangible assets - Terrascale acquisition	843	699	1,686	1,074
Amortization of patents and customer lists	—	359	—	718
Impairment of long-lived assets	16,856	—	16,856	—
Restructuring charges	685	—	685	—
Quarterly payout related to Terrascale acquisition	1,266	1,295	2,532	2,590

NON-GAAP LOSS FROM OPERATIONS	$(6,687)	$(1,001)	$(4,011)	$(8,958)

GAAP NET LOSS	$(27,931)	$(40,448)	$(28,696)	$(50,605)
Add back/(deduct):
Stock-based compensation	3,758	6,318	7,215	14,206
Excess and obsolete inventory charges associated with next-generation technology shifts	—	20,589	—	20,589
Severance costs associated with executive management departures	—	781	—	781
Amortization of intangible assets - Terrascale acquisition	843	699	1,686	1,074
Amortization of patents and customer lists	—	359	—	718
Impairment of long-lived assets	16,856	—	16,856	—
Restructuring charges	685	—	685	—
Quarterly payout related to Terrascale acquisition	1,266	1,295	2,532	2,590
Adjustment to tax benefit/(provision) (1)	1,070	11,020	(949)	7,622

NON-GAAP NET INCOME/(LOSS)	$(3,453)	$613	$(671)	$(3,025)

GAAP NET LOSS PER SHARE - DILUTED	($0.95)	($1.42)	($0.98)	($1.78)
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts, severance costs associated with executive management departures, amortization of intangible assets - Terrascale acquisition, amortization of patents and customer lists, impairment of long-lived assets, restructuring charges, quarterly payout related to Terrascale acquisition and adjustment to tax benefit/(provision) (1).	$0.83	$1.44	$0.96	$1.67

NON-GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	($0.12)	$0.02	($0.02)	($0.11)

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	29,419,092	28,564,459	29,429,237	28,392,714

DILUTED - Non-GAAP	29,419,092	29,127,784	29,429,237	28,392,714

(1)	The provision of income taxes used in arriving at the non-GAAP net income (loss) was computed using an income tax rate of 40.9% for the three and six months ended June 28, 2008 and June 30, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS

(in millions, except for percentages and per share amounts)

Revenue and Gross Margin Projections

	FY 2008
	Low	High
Estimated revenues	$353.2	$374.4
Non-GAAP gross margin	18.0%	21.0%
Non-GAAP estimated gross profit	$63.6	$78.6
Less:
Estimated stock based compensation expense under cost of revenue	$(1.2)	$(1.2)

GAAP estimated gross profit	$62.4	$77.4

GAAP estimated gross margin	17.7%	20.7%
Percentage difference - Non-GAAP and GAAP gross margin	0.3%	0.3%

EPS Projection

FY 2008
Estimated GAAP loss per share	$(0.95)
Estimated stock based compensation expense	$0.42
Amortization of intangible assets - Terrascale acquisition	$0.10
Impairment of long-lived assets	$0.57
Restructuring charges	$0.02
Quarterly payout related to Terrascale acquisition	$0.08
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$(0.23)

Estimated non-GAAP earnings per diluted share (1)	$0.01

Estimated number of diluted shares (in millions)	29.8

Footnote:

(1)	The Company has projected a non-GAAP positive EPS for the year. For reconciliation purpose only, the Company is using $0.01 of non-GAAP EPS as starting point.